As filed with the Securities and Exchange Commission on March 7, 2006
                                                     Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                             ----------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------


                             FRESH IDEAS MEDIA, INC.
              ----------------------------------------------------
              (Exact name of small business issuer in its charter)


           Nevada                        7310                   20-2574314
----------------------------   -------------------------    ------------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                                6521 Ocaso Drive
                           Castle Rock, Colorado 80108
                                 (303) 814-0076
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices)


                              Incorp Services, Inc.
                         3155 East Patrick Lane, Suite 1
                          Las Vegas, Nevada 89120-3481
                                 (702) 866-2500
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                   Proposed        Proposed
                                    Maximum         Maximum
  Title of          Amount         Offering        Aggregate       Amount of
Shares to be        to be            Price         Offering       Registration
 Registered       Registered     Per Share(1)      Price(1)           Fee
------------      ----------     ------------      ---------      ------------

Common Stock,
  $0.001
  par value(2)     1,000,000         $0.10         $100,000          $10.70

Common Stock,
  $0.001
  par value(3)       106,000         $0.10         $ 10,600           $1.13
                  ----------         -----         --------           -----

Total              1,106,000         $0.10         $106,000          $11.83

------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

     (2) Offered by Fresh Ideas Media.

     (3) Includes 22,000 shares offered by Mr. Darin Ray, 20,000 shares offered by Mr. Brian Ray and 16,000 shares offered by each of Messrs. Raine Thomson, Mike Hixon and Patrick Dunda and Ms. W. Fay Starr, as selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may complete or amend this preliminary prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, dated March __, 2006

PRELIMINARY PROSPECTUS

                                    $100,000

                             FRESH IDEAS MEDIA, INC.
                        1,106,000 Shares of Common Stock

     This prospectus relates to an initial public offering of 1,000,000 shares of our common stock at $0.10 per share. Our executive officers will use their best efforts to sell the shares of common stock on a direct participation basis without using a professional underwriter or securities dealer. Accordingly, there is no commitment by any person to purchase any shares. We will pay no selling commissions or other compensation on sales of shares of common stock by our executive officers. However, we reserve the right to pay commissions of up to 10% for broker participation.

     The offering will continue until all 1,000,000 shares of common stock are sold, the expiration of 180 days from the date of this prospectus, which period may be extended for up to an additional 180 days in our discretion, or until we elect to terminate the offering, whichever event occurs first. There is no arrangement to escrow, impound or return any of the proceeds received from this offering and the funds will be immediately available for our use. Because there is no minimum purchase requirement, the shares of common stock purchased by any one investor may be the only shares sold in the offering. To the extent that we realize offering proceeds insufficient in amount to implement our business plan, the shares of common stock purchased by an investor in this offering may be deprived of any value.

     Additionally, this prospectus relates to the resale by the selling shareholders of up to 106,000 shares of common stock. The selling shareholders, including Messrs. Darin Ray, Brian Ray, Raine Thomson, Mike Hixon and Patrick Dunda and Ms. W. Fay Starr, or pledges, donees, transferees or other successors to the selling shareholders, may offer and sell the shares of common stock from time to time in each case in open market transactions, in private or negotiated transactions or in a combination of these methods of sale, at fixed prices, at prices then prevailing in any public market at the time of sale, at prices related to these prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to pay all costs of registration of the shares of common stock offered by the selling shareholders.

     There is no public market for the common stock and no assurance that a trading market will develop or, if it develops, that it will continue.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     =====================================================================
                      Price              Selling          Proceeds, After
                    to Public          Commissions         Expenses, to Us
     ---------------------------------------------------------------------
     Per Share       $   0.10              $-0-                 $0.085
     ---------------------------------------------------------------------
     Total           $100,000              $-0-                $84,988
     ---------------------------------------------------------------------

               The date of this prospectus is ______________, 2006

                                TABLE OF CONTENTS


Prospectus Summary...........................................................7
   Fresh Ideas Media........................................................ 7
   The Offering............................................................. 7
   Financial Summary........................................................ 8
Risk Factors................................................................ 9
Forward Looking Statements..................................................16
Available Information.......................................................17
Use of Proceeds.............................................................17
Determination of Offering Price.............................................19
Dilution....................................................................19
Capitalization..............................................................20
Plan of Operation...........................................................21
   General..................................................................21
   Plan of Operation........................................................21
   Cash Requirements........................................................22
   Capital Resources........................................................22
Business....................................................................23
   General..................................................................23
   Our Business and Business Strategy.......................................23
   Community Alliance Custom School Take-Home Folder Product................24
   Community Alliance Custom School Take-Home Folder Program................25
   Our Best Wishes Greeting Card Program....................................26
   Marketing and Sales Consulting Services..................................26
   Employees................................................................27
   Competition..............................................................27
   Intellectual Property....................................................27
   Government Regulation....................................................28
   Facilities...............................................................28
   Legal Proceedings........................................................28
Principal Shareholders......................................................28
Management..................................................................29
   Directors and Executive Officers.........................................29
   General..................................................................30
   Family Relationships.....................................................30
   Employment Agreements....................................................30
   Business Experience......................................................30
   Conflicts of Interest....................................................31
  Executive Officer and Director Compensation...............................31
   Indemnification..........................................................32
Certain Transactions .......................................................32
Market for Our Common Stock.................................................33
Selling Shareholders........................................................33
Plan of Distribution........................................................34
   General..................................................................34
   Method of Subscribing....................................................36
   Expiration Date..........................................................37
   Penny Stock Regulation...................................................37
   Blue Sky.................................................................37
Description of Securities...................................................38
   Description of Capital Stock.............................................38
   Description of Common Stock..............................................38
   Description of Preferred Stock...........................................39
   Reports to Shareholders..................................................39
Experts.....................................................................40
Legal Matters...............................................................40
Financial Statements...............................................F-1 to F-12

     Until ________, 2006 (180 days after the effective date of this prospectus, unless extended), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     Fresh Ideas Media intends to apply for listing on the OTC Bulletin Board as soon as meeting listing requirements. There is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for the shares of common stock will develop. If a market develops, we cannot assure you that the price of the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information that is contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation wold be unlawful. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                               PROSPECTUS SUMMARY

     This summary highlights certain information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 9.

Fresh Ideas Media
-----------------

     Fresh Ideas Media is a specialized advertising and marketing company that commenced operations in mid-2005. Community Alliance, Inc., a wholly-owned subsidiary of Fresh Ideas Media, holds the exclusive license to publish and market two advertising products, the Community Alliance Custom School Take-Home Folder and Our Best Wishes Greeting Card, on a national level. Our primary business to date has been the sale by Community Alliance of sub-licenses to market the custom school take-home folder product in three states. We propose to sell sub-licenses to market the greeting card product through Our Best Wishes, Inc., another wholly-owned subsidiary of Fresh Ideas Media. In addition, we propose to offer consulting services in the areas of advertising and marketing to small and mid-sized companies.

     The Community Alliance Custom School Take-Home Folder product is a folder produced by Community Alliance that displays advertising by community businesses and is distributed free of charge to elementary schools. The schools, in turn, pass out a folder to each student, who uses it to carry homework and school communications home to the parent. Community businesses sponsor their local school and realize marketing value by publishing their advertisement on the folder, which is the main method of communication between home and elementary school.

     We have finalized the business concept and design of the Our Best Wishes Greeting Card product. However, we have not yet sold any sub-licenses to market the greeting card product. We believe that this product will be an effective advertising tool for businesses to directly target their market in the community.

     We are a Nevada corporation formed on February 22, 2005. From the date of our inception through November 30, 2005, we realized total revenue from the sale of sub-licenses for our take-home school folder product of $30,000 and net income of $15,240, or $0.02 per share. Our offices are located at 6521 Ocaso Drive, Castle Rock, Colorado 80108, and our telephone number is (702) 986-9258.

The Offering
------------

Common stock offered by us...................................  1,000,000 shares

Common stock offered by selling shareholders*................    106,000 shares

Common stock outstanding before this offering ...............    706,000 shares

Common stock to be outstanding after this offering...........  1,706,000 shares

Percentage of common stock to be outstanding after
this offering represented by shares offered by us............   58.6%


Duration of the offering.....................................   180 days after
                                                                the date of
                                                                this prospectus
                                                                or, if we elect,
                                                                in our sole
                                                                discretion, an
                                                                additional 180
                                                                days.

------------------

     * The selling shareholders consist of six individuals who purchased an aggregate of 106,000 shares of common stock for a total of $5,300 in cash in a private placement conducted pursuant to Rule 504 of Regulation D under the Securities Act of 1933 during the period from November 1 through 30, 2005. These individuals include Mr. Darin Ray, who purchased 22,000 shares of common stock, Mr. Brian Ray, who purchased 20,000 shares, and Messrs. Raine Thomson, Mike Hixon and Patrick Dunda and Ms. W. Fay Starr, who each purchased 16,000 shares of common stock. We will receive no proceeds from the sale of the shares by the selling shareholders.


Financial Summary
-----------------

     The following table summarizes the relevant financial information for Fresh Ideas Media and our wholly-owned subsidiary, Community Alliance. Because this is only a financial summary, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus, including the financial statements and the explanatory notes, before making an investment decision.


Balance Sheet Data:
-------------------

                                                                   As of
                                                             November 30, 2005
                                                             -----------------

Working capital                                                   $(9,175)
Total assets                                                      $50,929
Total liabilities                                                 $27,389
Income accumulated during development stage                       $15,240
Total shareholders' equity                                        $23,540

Summary Operating Data:
                                                             Inception through
                                                             November 30, 2005
                                                             -----------------

Total revenue                                                     $30,000
Total operating costs and expenses                                $10,871
Total net income                                                  $15,240

                                                                  $15,240

Basic income per share                                            $  0.02

Basic average shares outstanding                                  612,740

                                  RISK FACTORS

     A. We cannot predict whether we will succeed because there has been very little operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective. Fresh Ideas Media is a development stage company that was only recently founded, in February of 2005. We have only begun revenue-generating operations in a very limited way, which are to publish and market two advertising products through the sale of sub-licenses and provide advertising and marketing consulting services. There can be no assurance that we will ever reach a level of profitability. Our revenue and income potential is yet unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. You should view our operations as being subject to all of the risks inherent in the establishment of a new business venture.

     B. Our operating results in one or more future periods could likely fluctuate significantly and may fail to meet or exceed the expectations of investors. As we continue our operations, we expect significant fluctuations in future results of operation because of a variety of factors, many of which are beyond our control, including, but not limited to:

     >> The ability of sub-licensees to contract with schools for the folder program and to market the advertising that will be printed on the folders;

     >> Demand for and market acceptance of our products and consulting services;

     >>   Our ability to expand our market share;

     >>   Competitive factors that affect our pricing structure;

     >>   The variety and mix of products we sell;

     >> The timing and magnitude of our capital expenditures, including costs relating to the development, marketing and continued expansion of operations;

     >> Conditions specific to the public grade schools and general economic factors; and

     >> Changes in generally accepted accounting policies, especially those related to our business.

     C. Because we are a development stage company with limited funds, we may not be able to develop our business into a significant revenue-generating operation. Our ability to develop the business into an operation generating significant revenue will depend on a number of factors, which include the ability to:

     >> Provide advertising and consulting products and programs that are reliable and cost-effective, and accommodate any significant increase in the number of users;

     >> Select sub-licensees who have the capability to market and advertise our products and programs effectively;

     >> Continue to grow our infrastructure to accommodate an increasing number of sub-licensees and new developments in advertising sales;

     >> Establish and/or maintain relationships with printers for the products that will allow us to sell products at a profit;

     >>   Hire, retain and motivate qualified personnel; and

     >>   Effectively respond to competition.

If we are unsuccessful in meeting these challenges and/or addressing the risks and uncertainties associated with operating a business with limited funds, we will not be successful, and any investment made in the common stock would decline in value or be completely lost. The report of Miller and McCollom, the independent registered public accounting firm that audited our financial statements for the period from the date of our inception on February 18, 2005, through November 30, 2005, and Note 1 to the financial statements, raises substantial doubt as to our ability to continue as a going concern because we realized net income of only $15,240 during the period and we had a working capital deficit of $9,125 as of November 30, 2005.

     D. We may not be able to obtain and expand a customer base of sub-licensees satisfactorily and, therefore, we may never become profitable. The sale of advertising to be displayed on school folders and direct-mail greeting cards is a relatively new and emerging market. Even though the school folder program has been successful in several states, there can be no assurance that customers will adopt the products we plan to sell through sub-licensees and, if so, in a quantity sufficient to enable the sub-licensees, and, therefore, Fresh Ideas Media, to succeed. Accordingly, we cannot accurately predict the potential demand for our products. We believe that the acceptance of our products will depend on the ability to:

     >>   Select sub-licensees who market our advertising products effectively;

     >> Attract and retain sub-licensees and provide high quality support to sub-licensees such that they are able to develop repeat business from schools and advertisers;

     >> Produce, distribute and price our products and programs in a manner that is appealing to customers and users;

     >> Develop and maintain a favorable reputation among our sub-licensees, sponsors for the advertising displayed on our products and potential sub-licensees and sponsors; and

     >> Withstand downturns in general economic conditions or conditions that would slow sales of our products.

Many of the factors that may affect the development and expansion of a customer base of sub-licensees are beyond our control. If we are unable to expand our customer base, it will negatively impact the ability to generate revenues and, in turn, prevent us from becoming a profitable business.

     E. The revenue we generate from operations will be dependent upon the success of the business of each sub-licensee and the results of each sub-licensee may vary, thus causing our revenue to fluctuate. We have acquired the exclusive license rights to two advertising products, including the Community Alliance Custom School Take-Home Folder and Our Best Wishes Greeting Card products. Although the viability of the custom school take-home folder product has been demonstrated in several states in the United States, the concept of marketing the products through sub-licensees has not been proven. We will receive a sub-license fee upon the sale of each sub-license and publication fees for the production, printing and delivery of products to the sub-licensees and the creation of advertisements for the sponsors. Accordingly, our revenue and, therefore, the success of our operations will be directly dependent upon the volume of business generated by the sub-licensees. To the extent that the sub-licensees fail to sell sufficient advertising in their respective territories of operation in order to make the custom take-home school folder and greeting card programs profitable, we may be unable to generate sufficient revenue from publication fees in order achieve profitable operations or break even. As a result, we may not be able to continue in business as a going concern and our common stock would lose some, if not all, of its value.

     F. In the future, we plan to increase operating expenses to, among other things, expand sales and marketing of sub-licenses and develop our proposed consulting services. The anticipated increase in operating expenses will also include general and administrative expenses as well as professional fees and expenses, which will increase as a result of our reporting obligations under the Securities Act of 1934. The increases in these expenses may not be offset with revenue, thereby resulting in significant losses. If revenue falls below our expectations in any quarter and we are unable to quickly reduce spending in response, our operations will be adversely affected, which may result in significant losses from which we may be unable to recover.

     G. We will need funds in addition to the maximum proceeds of this offering, currently estimated at $25,000 to $200,000, to expand our proposed business, which we may be unable to obtain on terms acceptable to management. The future expansion of the business, beyond the initial development stages, as described herein, will require significant capital to fund anticipated operating losses, working capital needs, marketing and capital expenditures. Management believes that, during the next twelve months, we will be able to meet our cash requirements with the maximum proceeds anticipated from this offering and by the sale of sub-licenses. However, there can be no assurance that we will be successful in completing this offering for the sale of the maximum number of shares of common stock being offered, generating sufficient revenue from the sale of sub-licenses and/or raising sufficient funds from additional equity and/or debt financing in order to sustain the growth and expansion of the business. Any shortfall of capital, whether the inability to raise funds or generate revenue, would adversely impact the progress and development of our business, and negatively impact the potential to generate revenue and reach a level of profitability in the future. Future equity or debt financing may not be available to us on favorable terms or may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a development-stage company with little or no assets, such as ours. Our inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

     H. The marketing and advertising markets in which we expect to compete are intensely competitive and Fresh Ideas Media and/or the sub-licensees may not be able to compete in the market(s) effectively. We expect significant competition from the existing competitors in the markets, most of which are substantially larger and have more substantial operating histories and records of successful operations; greater financial resources, technical expertise, managerial capabilities and other resources; more employees; and more extensive facilities than we have or will have in the foreseeable future. We know of no other companies that produce school take-home folders as an advertising device in the licensed territory, which includes 45 states of the United States. However, there are numerous ways for companies to spend marketing and advertising dollars and we must compete for those advertising dollars.

     I. We depend upon the licensor to adequately protect or enforce the intellectual property rights in connection with the custom school take-home folder and greeting card products, and the failure of the licensor to do so may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. We hold the exclusive license from Venitech to publish and market two advertising products, the Community Alliance Custom School Take-Home Folder and Our Best Wishes Greeting Card, including the right to use the trademarks, "Community Alliance" and "Our Best Wishes," in forty-five states of the United States. To our knowledge, the licensor has not yet secured registration for the trademarks, "Community Alliance" and "Our Best Wishes," in the United States or any other country. Despite the licensor's efforts to protect its proprietary rights, unauthorized persons may attempt to copy aspects of the Community Alliance Custom School Take-Home Folder and Our Best Wishes Greeting Card programs, product information and sales mechanics or to obtain and use information that the licensor regards as proprietary. Any encroachment upon the proprietary information, the unauthorized use of the trademarks, the use of a similar name by a competing company or a lawsuit initiated against us for our infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Third parties may also claim infringement by us with respect to past, current or future programs. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any claim, whether meritorious or not, could be time-consuming, result in costly litigation or cause service upgrade delays.

     J. By reason of their percentage share ownership, Mr. Phil E. Ray, our sole director and one of our two executive officers, and Ms. Ruth Daily, a principal shareholder, have significant control over all matters submitted for shareholder approval. Mr. Ray and Ms. Daily each currently owns approximately 43%, or a total of approximately 86%, of our outstanding common stock, assuming they do not purchase shares in this offering. As a result, they have significant control over the outcome of all matters submitted to a vote of shareholders, which may include the election of directors, amendments to the articles of incorporation and approval of significant corporate transactions.

     K. Both Mr. Phil E. Ray, President and a director of Fresh Ideas Media, and Ms. Alice Terry Ray, our Secretary, currently spend a substantial amount of their time with other companies of which they are officers, directors and/or principals, and this may create a conflict of interest insofar as where they devote their time. Mr. Ray owns and manages VentureVest Capital Corporation and American Business Services, Inc., two Denver, Colorado-based business consulting companies, and Ms. Ray serves as the Secretary of American Business Services. Conflicts of interest may arise, thereby hindering the prospects for our business development. Each of Mr. and Ms. Ray anticipates devoting not more than 20 to 30 hours per month to our business and affairs for the foreseeable future. This amount of time may not be sufficient for the furtherance of our business plan, thereby reducing the chances for our success. If either individual is required to devote substantial amounts of time to VentureVest Capital's and/or American Business Services' affairs in excess of his or her current commitment level, it could materially limit his or her ability to devote time to our affairs and could have a material negative impact on us.

     L. Our success will substantially depend upon Mr. Phil E. and Ms. Alice Terry Ray, our management, and the loss of their services could materially adversely affect our ability to operate. We will be heavily dependent upon the skills, talents and abilities of our executive officers and sole director to implement our business plan. We may find, from time to time, that the inability of Mr. or Ms. Ray to devote his or her full time and attention to our business results in a delay in progress toward implementing the business plan. Further, although both Mr. and Ms. Ray have experience with development-stage companies and Mr. Ray has extensive experience in advertising and marketing, neither individual has any experience in marketing sub-licenses for advertising products. This lack of experience may result in management's inability to develop and manage the business in a manner that is beneficial to our shareholders and us. Nevertheless, we believe that our success depends on the continued service of our management. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have employment agreements with either of our current executives and we do not expect to enter into employment agreements with either of them until business operations increase and a more extensive time commitment is necessary. Further, if Mr. and Ms. Ray leave us, new management's actions and views may not satisfy our former management, thus motivating Mr. Ray to sell his shares and thereby potentially depress the share price.

     M. We intend to employ additional management and sales and other personnel as we implement our business plan. There can be no assurance that we will attract and retain key technical and other employees in the future. If we are unable to attract and retain the necessary management, sales and other personnel, it would limit or prevent us from implementing our proposed business and, possibly, from generating significant revenue.

     N. The inability to manage growth would adversely affect us. The planned expansion of operations will place significant strain on management, financial controls, operation systems and other resources. The ability to manage future growth, should it occur, will depend in large part on the following factors, including, but not limited to:

     >> Development and maintenance of a system and method for obtaining sub-licensees in the 45 states in the licensed territory.

     >> Development of the ability to properly train and support sub-licensees in their territories of operation.

     >> Significant expansion of our internal management and financial controls in order to maintain operational control and provide adequate staff support as our size and number of personnel increase;

     If we are unable to achieve any of the above objectives, it would negatively impact the potential to grow our business and generate increased revenue. As a result, the value of the shares would depreciate significantly.

     O. Investors will pay more for our common stock than the pro rata portion of our net tangible book value. As a result, investing in the common stock may result in an immediate loss. The arbitrary offering price of $0.10 per share of common stock established by us is substantially higher than the net tangible book value per share. Our assets do not substantiate a share price of $0.10 per share. Therefore, an investment in our common stock will incur immediate substantial dilution of $0.04 per share, or 40%, to the purchasers of the common stock.

     P. There is no public market for our common stock and no assurance that one will develop. Although we intend to apply for listing on the Over-the-Counter Bulletin Board as soon as we satisfy the listing requirements, we cannot assure you that we will be granted a listing. Further, even if we are successful in becoming listed on the OTCBB, there is no assurance that a trading market will develop in the common stock. In any trading market that develops, we cannot assure you that the price of the shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any public market could be significantly lower. In that event, investors in this offering may have difficulty liquidating their investments.

     Q. Even if our common stock is approved for quotation by a market maker through the Over-the-Counter Bulletin Board, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysis. Any market that develops for purchases and sales of our common stock is likely to be limited. Accordingly, we anticipate that our common stock will be, if at all, very thinly traded and the sale of a limited number of shares could cause the price to fall sharply. As a result, it may be difficult to sell shares of our common stock without significantly depressing the value of the shares. Unless we are successful in developing continued investor interest in our common stock, sales of our stock could continue to result in major fluctuations in the price of the stock. We do not expect to be able to obtain security or industry analyst coverage and our common stock may not have visibility in the financial markets because of this. The lack of analysis could also cause our stock price or trading volume to decline.

     R. We make no assurance that a public market will develop for our common stock. However, if a trading market develops, it is likely that transactions in our common stock will be subject to the Commission's "penny stock" rules and, as a result, any trading activity in our common stock may be materially adversely affected and broker-dealers may experience difficulty in completing customer transactions. Because our common stock will not be listed on a nationally approved exchange or the NASDAQ, we will not meet certain minimum financing requirements and the bid price, if any, for our common stock will be less than $5.00 per share, it will likely be be considered penny stock within the meaning of Rule 3a-51-1 of the Securities Exchange Act of 1934. The Securities and Exchange Commission regulates broker-dealer practices in connection with transactions in penny stocks. Further, penny stocks often suffer wide fluctuations in price and have certain disclosure requirements that make resale in the secondary market difficult, if not impossible. This would adversely affect your ability to sell the shares in any trading market that may develop. Rules associated with transactions in penny stocks include the following:

     >>   The delivery of a standardized risk disclosure document;

     >> The provision of other information, such as current bid and offer quotations, the compensation to be provided to broker-dealers and salespersons and monthly accounting for penny stocks held in the customer's account;

     >> Written determination that the penny stock is a suitable investment for the purchaser; and

     >>   Written agreement to the transaction by the purchaser.

Because our common stock will likely be subject to these rules in the event that a trading market develops, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our shares may be materially adversely affected. As a result, the market price of our common stock may be materially depressed and you may find it more difficult to sell the shares.

     S. All of our shareholders, except our two principal shareholders, may be selling all or most of their shares. Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely-tradable without restrictions under the Securities Act of 1933, except for any shares held by "affiliates," which will be restricted by limitations of Rule 144 under the Securities Act. The selling shareholders may sell or attempt to sell all of their shares being registered pursuant to the registration statement of which this prospectus is a part. As a result, the price, if any, for the stock may fall. In addition to the shares available for resale under this registration statement, because of the provisions of Rule 144, all restricted stock is currently available for sale in a public market, if one develops. The availability for sale of substantial amounts of stock under Rule 144 could reduce prevailing prices for the common stock. Because we have a limited number of shares of common stock issued and outstanding, sales of any significant number of shares into the market would depress the share price and the price may not appreciate thereafter.

     T. We are authorized to issue 5,000,000 shares of preferred stock, which, if issued, may reduce the price of the common stock. Although no preferred stock is currently issued or outstanding, our directors are authorized by our articles of incorporation to issue preferred stock in series without the consent of our shareholders. Our preferred stock, if and when issued, may rank senior to common stock with respect to payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up. The issuance of preferred stock in series and the preferences given the preferred stock must be by a resolution of directors, but we do not need the approval of our shareholders. The existence of rights, which are senior to common stock, may reduce the price of our common stock.

     U. Because we do not have an audit, disclosure or compensation committee, shareholders must rely on our sole director, who is not independent, to perform these functions. We do not have an audit, disclosure or compensation committee comprised of independent directors. Indeed, we do not have an audit, disclosure or compensation committee. Accordingly, the board of directors as a whole must perform the functions of audit, disclosure and compensation committee members. Our board of directors is presently comprised of one member, who is not independent. Thus, there is a potential conflict in that our sole director, who is also an executive officer, will determine management compensation and audit and disclosure issues that may affect management decisions.

     V. After the effectiveness of this registration statement, we will be subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, accordingly, we will be obligated to file a Form 10-KSB with audited financial statements annually, a Form 10-QSB with unaudited financial statements quarterly and other reports with the Securities and Exchange Commission that are both costly and time consuming. These filings will place additional burdens on us, both financially and with regard to the demands on the time of our executive officers. If we cease filing these reports, our common stock would no longer be eligible for quotation on the Over-the-Counter Bulletin Board, which could reduce the value and liquidity of your investment in our shares. If we are not required under Section 12(g) or otherwise to be a mandatory Exchange Act filer because of the fact that we have less than 500 shareholders, we intend to continue as a voluntary reporting company, although we would not be subject to the proxy statement or other information requirements of the Securities Exchange Act. In the event that we are unable to establish a base of operations that generates sufficient cash flow or we are unsuccessful in obtaining additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations. If we subsequently decide to cease filing reports, our securities could no longer be quoted on the Over-the-Counter Bulletin Board. This could reduce the value and liquidity of your investment in our shares.

     W. Investors should not buy our common stock expecting to receive dividends. We have not paid any dividends on our common stock in the past, and we do not anticipate that we will pay any dividends in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. There is no assurance that we will ever have excess funds available for the payment of dividends.


                           FORWARD LOOKING STATEMENTS

     Some of the statements in this prospectus are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments. However, Section 27A(b)(2)(D) of the Securities Act of 1933 and Section 21E(b)(2)(D) of the Securities Exchange Act of 1934 expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering.

     Relying on forward-looking statements in this prospectus could cause a potential investor to incorrectly assess the risks and uncertainties of investing in our stock because our actual results may differ materially from what was anticipated in those statements.

     Most of the matters discussed in this prospectus include forward-looking statements regarding our current expectations and projections about future events, including, among other things:

     >>   Implementing our business strategy;

     >> Obtaining and expanding market acceptance for our products and services;

     >>   Forecasting the commercial acceptance of the products and services;
          and

     >>   Competition and competitive influences within our proposed market.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 covering the shares of common stock in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Fresh Ideas Media and the common stock in this offering, we refer you to the registration statement, including all exhibits, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon written request and payment of prescribed fees. The public may obtain information on the operation of the public reference section by calling the Commission at 1-800-SEC-0330.

     As of the date of this prospectus, we have become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, Fresh Ideas Media will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at the address set forth above and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission in the manner described above. The Commission also maintains a web site on the internet located at http://www.sec.gov where reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

     Copies of our annual, quarterly and other reports filed with the Commission, starting with the quarterly report for the first quarter ended after the date of this prospectus, which is due 45 days after the end of the quarter, will also be available upon request, without charge, by writing Fresh Ideas Media, Inc., 6521 Ocaso Drive, Castle Rock, Colorado 80108.


                                 USE OF PROCEEDS

     We will receive proceeds only from the sale of the shares of common stock offered by Fresh Ideas Media pursuant to this prospectus. We will not receive any proceeds from the resale by the selling shareholders of their shares. We estimate that the proceeds of this offering will be used as set forth in the table below.

  Gross proceeds......................................................$100,000

  Estimated offering expenses

     Legal fees and expenses (including Blue Sky services and
     expenses)........................................................  11,000

     Accounting fees and expenses.....................................   2,500

     Printing and engraving expenses..................................   1,000

     Miscellaneous expenses*..........................................     500

     SEC registration fee.............................................      12

         Total net proceeds...........................................$ 84,988
                                                                      ========

          *Miscellaneous expenses include the reimbursement of our executive officers for out-of-pocket expenses incurred in connection with the offering.

  Estimated Use of Net Proceeds:

     Marketing of sub-licenses........................................$ 30,000

     General and administrative expenses..............................  20,000

     Development of consulting services...............................  15,000

     Legal, accounting and other expenses relating to
     Commission reporting obligations.................................  10,000

     Working capital to cover miscellaneous expenses and reserves.....   9,988
                                                                      --------

         Total........................................................$ 84,988
                                                                       =======

     There is no minimum purchase requirement nor any commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the 1,000,000 shares of common stock being offered.

     Neither our President and sole director nor our Secretary will receive any compensation for his or her services performed for us, other than reimbursement for any out-of-pocket expenses he or she may incur in connection with activities on our behalf. Any reimbursement of out-of-pocket expenses would occur at our discretion.

     We are of the opinion that, if we succeed in selling all 1,000,000 shares of common stock being offered, the available funds will satisfy our cash requirements for at least the next year and that it will not be necessary, during that period, to raise additional funds to meet the expenditures required for operating our business. However, the proceeds of this offering that will be available to us for operating expenses are limited. Because of this and our inability to specifically define our business plan at this time, management is incapable of predicting with any degree of specificity the nature or the amount of operating expenses that we will incur in the one-year period following the closing of this offering. The offering proceeds are expected to be inadequate to fully implement our proposed business plan and we anticipate that our continued operation after the expiration of one year will be dependent upon our ability to obtain additional equity and/or debt financing, the availability of which cannot be assured. As of the date of this prospectus, we have sold only three sub-licenses to market our products and we have no clients for our proposed consulting services.


                         DETERMINATION OF OFFERING PRICE

     At present, there is no established public market for our shares of common stock. As a result, we have arbitrarily determined the offering price and other terms and conditions relative to the shares and they bear no relationship to our assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the determination or the fairness of the offering price for the shares.

     The selling shareholders may offer and sell the shares of common stock from time to time in each case at fixed prices, at prices then prevailing in any public market at the time of sale, at prices related to these prevailing market prices or at negotiated prices in open market transactions, in private or negotiated transactions or in a combination of these methods of sale.


                                    DILUTION

     The difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.

     At November 30, 2005, our net tangible book value was $23,540 or approximately $0.03 per share of common stock. After giving effect to the sale of 1,000,000 shares of common stock and the deduction of estimated unpaid expenses of this offering, our pro forma net tangible book value at November 30, 2005, would have been approximately $108,528, or approximately $0.06 per share, representing an immediate increase in net tangible book value of approximately $0.03 per share to the existing shareholders and an immediate dilution of $0.04 per share, or approximately 40%, to new investors.

     The following table illustrates the dilution to the new investors on a per-share basis:

   Public offering price................................................$0.10

   Net tangible book value per share before this offering...............$0.03

   Increase attributable to new investors...............................$0.03

   Pro forma net tangible book value per share after this offering......$0.06

   Dilution to new investors............................................$0.04

     The following table sets forth information with respect to our existing shareholders and the new investors:

                                Shares             Total
                               Purchased        Consideration     Average
                           ----------------    --------------    Price Per
                             Number     %      Amount     %        Share
                           ---------  ----     -------  -----   -----------
   Existing shareholders      706,000  41.4    $ 8,300    7.7     $0.01

   New investors            1,000,000  58.6    100,000   92.3     $0.10
                            ---------  ----    -------  -----

   Total                    1,706,000 100.0    108,300  100.0

     The pro forma net tangible book value after the offering is calculated as follows: Numerator:

   Net tangible book value before this offering....................$   23,540

   Net proceeds from this offering.................................    84,988
                                                                   ----------

                                                                   $  108,528
   Denominator:

   Shares of common stock outstanding prior to this offering.......   706,000

   Shares of common stock included in the offering................. 1,000,000
                                                                   ----------

                                                                    1,706,000

     The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our articles of incorporation, and to issue options for the purchase of shares on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action.


                                 CAPITALIZATION

     The following table sets forth our capitalization at November 30, 2005, and as adjusted to give effect to the sale of 1,000,000 shares of common stock in this offering for gross proceeds of $100,000, and the application of the estimated net proceeds derived from the sale of the shares:

                                                          November 30, 2005
                                                        Actual     As Adjusted
                                                       --------    -----------
  Debt:

     Total liabilities                                 $ 27,389     $ 27,389

  Shareholders' equity:

      Preferred stock, $0.001 par value per share;
      5,000,000 shares authorized; none issued             --           --

      Common stock, $0.001 par value per share;
      95,000,000 shares authorized;
      706,000 shares issued and outstanding, 1,706,000
      shares issued and outstanding, as adjusted            706        1,706

      Additional paid-in capital                          7,594       91,582

      Income accumulated during developmental stage      15,240       15,240

      Total shareolders' equity                          23,540      108,528

      Total capitalization                             $ 50,929     $135,917

                                PLAN OF OPERATION

General
-------

     The following discussion should be read in conjunction with our audited financial statements, including the notes to the financial statements, appearing elsewhere in this prospectus.

     We have no current plans, preliminary or otherwise, to merge with any other entity.

     We are a specialized advertising and marketing company that only recently commenced operations in mid-2005. Our 100%-owned subsidiary, Community Alliance, holds the exclusive license to publish and market two advertising products on a national level. To date, our primary business has been the sale by Community Alliance of sub-licenses to market one of these products in three states. We propose to sell sub-licenses to market the other product through another wholly-owned subsidiary that we organized recently. In addition, we propose to offer consulting services in the areas of advertising and marketing to small and mid-sized companies.

     The likelihood of our success will depend upon our ability:

     o to generate additional revenue from the sale of sub-licenses and the receipt of publication fees from the sub-licensees for the creation of advertisements and the production, printing and delivery of the school folder and greeting card products;

     o to establish commercially viable operations on schedule in accordance with our business plan to ensure our success;

     o to raise sufficient capital from equity and/or debt financing if we are unable to satisfy our capital requirements through revenue generation; and

     o    to succeed in the competitive environment in which we will operate.

Plan of Operation
-----------------

     We are considered to be a development-stage company, with no significant revenue, and we will be dependent upon the sale of sub-licenses and/or the raising of additional capital through equity or debt financing in order to continue with our business plan. As we expand our business, we will likely incur losses from operations. We plan to fund these losses through revenues generated from the sale of sub-licenses and the production, printing and delivery of products for which we charge publication fees to the sub-licensees. However, if we are unable to satisfy our capital requirements through revenue generation, we will seek to raise additional capital through the sale of our securities and/or look to borrow funds. There can be no assurance or guarantee that we will be able to borrow funds or raise capital successfully. If it is necessary for us to raise additional capital through the means of a second round of financing, we may find that potential financiers are unreceptive to our business plan. If this should occur, we believe, but cannot assure, that the necessary capital would be available from our existing shareholders. However, if our existing shareholders failed to provide us with needed funding, we would likely not be able to continue as a going concern and investors could lose their entire investment. Furthermore, if we secure additional funds, there is no guarantee that our proposed marketing strategy will be effective in accomplishing the goals we have established. This may force management to redirect its efforts and create the need for additional time, money and resources, which we may not be successful in providing. Potential investors should carefully read the risk factors described in this prospectus beginning on page 9.

      Some of the steps that we will need to accomplish in order to implement our business plan are the sale of additional sub-licenses in a timely manner; the selection of sub-licensees that have the ability to develop the marketing potential in each territory; the timely production of products; and the establishment of production costs. Although we have established conservative timeframes for the accomplishment of these steps that we believe we can attain, potential investors should be aware that unforeseen or unanticipated delays may impede us from achieving the steps in a timely manner, or at all.

     We realized net profit of $15,240 for the period from inception (February 18, 2005) through November 30, 2005. The basic income per share was $0.02 for the period ended November 30, 2005. The operating expenses that we incurred during the period include the following:

     o    amortized license of $3,571;

     o    administrative expense of $2,429;

     o    consulting service expense of $2,000;

     o    stock-based compensation valued at $1,500; and

     o    advertising expense of $1,371;

We expect that our operating expenses will continue at significantly increased levels for the year ending December 31, 2006, as compared to the levels of these expenditures incurred in the 2005 fiscal year, because of the need to expand our business.

Cash Requirements
-----------------

     Because of the uncertainty in our business plan, we are unable to calculate with certainty the cost of our plan of operations over the next twelve months. To the extent that we are unable to satisy our cash requirements from the proceeds of this offering and/or revenue-generating activities, we will seek to raise capital through equity and/or debt financing. We cannot assure you that any funding, if required, will be available upon terms we can accept, or at all. If additional financing is unavailable from independent third parties upon acceptable terms, we believe that our existing shareholders would provide us with any additional capital that we require. However, they have no obligation to do so. Our inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business.

Capital Resources
-----------------

     As of November 30, 2005, we had a working capital deficit of $(9,175). Since our inception in February 2005 through November 30, 2005, we have generated $30,000 in revenue from the sale of sub-licenses; raised $5,300 from the sale to six investors of 106,000 shares of our common stock pursuant to Regulation D under the Securities Act of 1933; and borrowed $8,000 from a company owned by our President. If we receive the maximum proceeds from this offering and we realize significant revenue from the sale of additional sub-licenses, we believe that it will not be necessary for us to raise additional funds in the next twelve months in order to continue in operation as a going concern and grow our business. However, if the funding we anticipate from these sources proves to be inadequate, management believes that we would be able to raise any needed funds from the sale of our equity securities and/or a debt financing. In that event, we would initially seek additional financing from independent third parties and, if funding proved to be unavailable upon acceptable terms or at all, we would endeavor to obtain the necessary capital from our existing shareholders. However, we cannot assure you that our existing stockholders would provide us with any additional funding that we require. Even if we succeed in obtaining the capital necessary to contine in operation as a going concern and expand our business, this will not ensure that operations will be profitable. Further, the full implementation of our business plan over the long-term is dependent upon our ability to achieve profitable operations and/or raise a sizable amount of additional capital from equity and/or debt financings from independent and/or related parties.


                                    BUSINESS

General
-------

     Fresh Ideas Media is a marketing and advertising company targeting small to mid-size businesses. We were incorporated in the State of Nevada on February 22, 2005, and we have only recently commenced operations.

Our Business and Business Strategy
----------------------------------

     We acquired and transferred to Community Alliance, one of our two wholly-owned subsidiaries, the exclusive license, and right to grant sub-licenses, to publish and market two advertising products, the Community Alliance Custom School Take-Home Folder and Our Best Wishes Greeting Card, in forty-five states of the United States. Community Alliance plans to sell sub-licenses to market the custom school take-home folder in all forty-five states, but has sold sub-licenses to market the school folder product in only three states through the date of this prospectus. We recently organized Our Best Wishes, Inc., as a wholly-owned subsidiary of Fresh Ideas Media to market sub-licenses for the greeting card product, but marketing activities for this product have not yet commenced. The proceeds from this offering will allow us to more rapidly expand our marketing operations nationally and to introduce new products.

     In addition to selling sub-licenses to market the school take-home folder and greeting card products, we propose to offer consulting services in the areas of advertising and marketing to small and mid-sized companies. Proceeds from this offering will be used to develop our proposed consulting services. Through our national sub-license program, we will be in contact with numerous businesses that will be prospective customers for our proposed marketing and advertising consulting services.

Community Alliance Custom School Take-Home Folder Product
---------------------------------------------------------

     The Community Alliance Custom School Take-Home Folder product involves supplying elementary schools free of charge with what are sometimes called "take-home folders" that display advertising by community businesses. Each school signs an agreement with a sub-licensee permitting Community Alliance to provide the folders for two consecutive school years. Community Alliance provides each school with a minimum of two folders per student. We believe that the number of folders required to be printed per school ranges from 800 to 1,500 folders. The schools distribute the folders via the teachers to the students at the beginning and at the middle of the school year. The students take the folders home with important information and communications from school. By publishing their advertisements on the take-home folders, community businesses sponsor their local school and develop name recognition in the community. Our customized school take-home folder replaces generic communications folders currently being used in elementary schools across the nation. Community Alliance produces and supplies these custom take-home folders to elementary schools via sub-licensees at no cost to the schools or the district. Based upon information available to us, most schools throughout the United Staes require the parents to purchase the folders or, in some cases, the school may supply folders at its expense.

     The sub-licensees sell advertisements and sponsorship to community businesses that display their advertising on the folders. There are eight to ten advertising spots on each school folder. The advertisements are priced at $350 to $550 for the year. Pricing for the advertisements is determined by placement and size, as follows:

     o    1/4 front cover - $550;

     o    Pocket flap - $550;

     o    1/3 back cover - $500; and

     o    1/6 back cover - $350.

     Virtually every parent, teacher and child views the advertisements on the folders every week for an entire school year. Students receive a high quality folder specifically designed for their school. In addition to the advertisements, the folders include school pride elements such as the school logo, important telephone numbers, calendars and/or handbook information. Local businesses that have an interest in their communities are the target customers to sponsor the folders. We believe that the program benefits all parties, as follows:

     o our product is a an attractive and useful replacement at no charge for a generic product presently provided by many elementary schools at their cost or the cost of the parents;

     o the parents and students obtain useful information about the school and its policies and procedures printed on the folders and community businesses from advertisements displayed on the folders; and

     o the community business sponsors benefit from exposure via a "friendly" medium to their target market on a weekly basis.

Community Alliance Custom School Take-Home Folder Program
---------------------------------------------------------

     Fresh Ideas Media was formed to take full advantage of the opportunities presented by the Community Alliance Custom School Take-Home Folder program, as well as other synergistic business products and services. Venitech, LLC, a Colorado limited liability company 50%-owned by Ms. Ruth Daily, an approximate 43% equity owner of Fresh Ideas Media, licensed the business concept, trademarks and trade secrets in connection with the products for 45 states of the United States to Fresh Ideas Media, which, in turn, transferred the license to Community Alliance. We organized Community Alliance as a wholly-owned subsidiary of Fresh Ideas Media to market sub-licenses for the school folder program in all states of the United States, except Colorado, Florida, Nebraska, Oklahoma and Texas. As of the date of this prospectus, Community Alliance has sold sub-licenses only in the three States of Arizona, Missouri and Ohio.

     Community Alliance was formed to publish and market the Community Alliance Custom School Take-Home Folder product by selling sub-licenses. The sub-licensees seek to bring businesses and schools together for the benefit of students, parents, faculty, administration and the business community. Community Alliance manages the custom school take-home folder project; provides advertising services to local business sponsors; produces the school take-home folders; and distributes them to the schools. Fresh Ideas Media, via Community

Alliance, proposes to sell sub-licenses in 45 states, including a minimum of 94 possible sub-license territories available in those states. We determined the sub-license territories in each state based upon the number of elementary schools located in the state. In certain instances, the sub-license territory comprises the entire state. Examples of business opportunities in the sub-license territories where we have sold or expect to sell sub-licenses in the near future are as follows:

     o    Arizona - elementary schools - 1,035 (524 in Maricopa County alone);

     o    Missouri - elementary schools - 1,445;

     o    Ohio - elementary schools - 2,459;

     o Southern California (San Diego, Imperial and Riverside Counties) - elementary schools - 663;

     o    Nevada - elementary schools - 318; and

     o    Utah - elementary schools - 468.

Community Alliance proposes to obtain sub-licensees by referral, through advertising in local newspapers and via internet employment and business opportunity websites. Community Alliance will endeavor to support the sub-licensees with advertisement creation and folder publication, including graphic art and printing services, and, if requested, start-up and growth support, training, marketing and sales literature, project management tools, forms and references.

     Except for the initial five sub-license territories sold, we established the initial, one-time sub-license fee to be $15,000 per sub-license territory. We decided to reduce the sub-license fee to $10,000 for the first five territories in order to induce five persons to purchase sub-licenses immediately. We will determine, in our sole discretion, whether a sub-licensee will be required to pay the full amount of the sub-license fee in advance or whether we will permit the sub-licensee to make a deposit and pay the balance over time. We will make this determination based upon the qualifications of each prospective sub-licensee. Under the terms of the license agreement, we are obligated to pay the licensor 20% of the sub-license fees we receive from the sale of sub-licenses until the license fee is paid in full. After the sum of $30,000 has been paid in full, we are obligated to pay the licensor 20% of the total sub-license fees we receive from the sale of sub-licenses during the term of the license agreement. The license agreement terminates on May 15, 2010, unless we elect to renew it for an additional three years under the terms provided for in the agreement. In addition to the sub-license fee, we charge the sub-licensees a publication fee of $1,900 for each school project that includes the creation of advertisements for the sponsors and the production, printing and delivery of the school folders. To assure a top-quality product, we require sub-licensees to use Community Alliance as their folder production source. We project, but cannot assure, that Fresh Ideas Media can realize substantial gross revenue and profit from the sale of sub-licenses and the publication fees associated with each school folder project.

     We estimate that a sub-licensee, working part time, should be able to contract with a minimum of 15 schools the first year and a minimum of an additional 10 schools per year after the first year. We believe that, with the commitment of full-time efforts, a sub-licensee could exceed these figures substantially. Only 40 schools using the folder program in any given sub-license territory would generate approximately $80,000 in gross revenue for a sub-licensee.

Our Best Wishes Greeting Card Program
-------------------------------------

     In addition to the Community Alliance Custom School Take-Home Folder product, we obtained the exclusive license to market the Our Best Wishes Greeting Card product and concept under the license agreement we entered into with Venitech in March of 2005. We subsequently transferred the rights to this product to Community Alliance. The licensed territory includes all states in the United States except Colorado, Florida, Nebraska, Oklahoma and Texas.

     We recently organized Our Best Wishes, Inc., as a wholly-owned subsidiary to sell sub-licenses in each state in the licensed territory in order to implement the Our Best Wishes Greeting Card program. The program will involve sending birthday or congratulations greeting cards to private residences. We presently envision that each card will contain eight coupons for gift offerings from local businesses. The cost of producing the product will include printing, mailing and the purchase price of mailing lists. The sub-licensees will be required to sell advertising space to each of the businesses participating in the program on a quarterly basis. We presently anticipate the mailing, at the beginning of each month, of 1,000 greeting card mail pieces in each zip code campaign.

     We will offer existing sub-licensees for the school take-home folder product the first right to purchase sub-licenses to market the greeting card product. We anticipate, but cannot assure, that we will sell many of the sub-licenses for the greeting card product to these existing sub-licensees or individuals personally referred by them.

Marketing and Sales Consulting Services
---------------------------------------

     We propose to offer marketing and sales consulting services to small and mid-sized businesses. We will submit proposals to prospective clients at a billable labor rate of $75 per hour, plus the cost of required media, software and/or other components. Our strategy will be to utilize the extensive experience and expertise of Mr. Phil E. Ray, our President, in marketing and sales in order to develop a wide range of effective services and tools to help clients achieve their objectives in today's competitive environment. We intend that our proposed consulting services be professional and cost-effective, with an emphasis on client support to increase sales revenue and maximize the return on the client's investment in marketing and sales. We have allocated $15,000 of the proceeds of this offering for the development of these services.

Employees
---------

     We currently have two executive officers, one of whom is the sole member of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and each presently plans to devote not more than 20 to 30 hours per month to our business and affairs. We do not intend to have any full-time employees for the foreseeable future. In addition to our management, we will rely principally on the efforts of the sub-licensees to make Fresh Ideas Media a success. In the future, we intend to employ additional management and sales and other personnel as we implement our business plan. There can be no assurance that we will attract and retain key technical, management, sales or other employees in the future.

Competition
-----------

     The marketing and advertising businesses are extremely competitive, with competition likely to intensify in the future. We will compete with a variety of companies that are substantially larger and have more substantial operating histories and records of successful operations; greater financial resources, technical expertise, managerial capabilities and other resources; more employees; and more extensive facilities than we have or will have in the foreseeable future. Additionally, we will compete with other development-stage companies seeking to compete in the same market as we do for the sale of advertising space. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base.

     Regardless of the success of our business strategy described above, we believe that our ability to compete in the advertising and marketing businesses will be limited by our available financial resources and other assets and limited management availability. These inherent competitive limitations give others an advantage over us. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. We cannot assure you that we will have the resources to compete effectively.

     The information in this prospectus focuses primarily on details regarding Fresh Ideas Media specifically, and not on the industry in which we plan to operate. Potential investors may wish to conduct their own separate investigation of our industry in order to obtain broader insight in assessing our prospects.

Intellectual Property
---------------------

     We hold the exclusive license from Venitech, the licensor, to publish and market two advertising products, the Community Alliance Custom School Take-Home Folder and Our Best Wishes Greeting Card, including the right to use the trademarks, "Community Alliance" and "Our Best Wishes," in forty-five states of the United States. To the best of our knowledge, the licensor has not yet secured registration for the trademarks, "Community Alliance" and "Our Best Wishes," in the United States or any other country. Despite the licensor's efforts to protect its proprietary rights, unauthorized persons may attempt to copy aspects of the custom school take-home folder and greeting card programs, product information and sales mechanics or to obtain and use information that the licensor regards as proprietary. We depend upon the licensor to adequately protect or enforce the intellectual property rights in connection with these products. The failure of the licensor to adequately protect its intellectual property rights or any encroachment upon the proprietary information, the unauthorized use of the trademarks, the use of a similar name by a competing company or a lawsuit initiated against us for our infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Third parties may also claim infringement by us with respect to past, current or future programs. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any claim, whether meritorious or not, could be time-consuming, result in costly litigation or cause service upgrade delays.

Government Regulation
---------------------

     Government approval is not necessary for our business. We anticipate that government regulations will have little or no effect on our business except insofar as their applicability to businesses generally.

Facilities
----------

     We do not own any real estate or other physical property. Since our inception on February 22, 2005, we have maintained our offices, pursuant to a verbal arrangement, rent-free at the residence of our management, located at 6521 Ocaso Drive, Castle Rock, Colorado 80108. We believe that these facilities are suitable and adequate for our business as it is presently conducted. We anticipate the continued utilization of these facilities until the time, if ever, that we obtain sufficient funding and/or generate a level of earnings sufficient to enable us to obtain office space from an unaffiliated third party.

Legal Proceedings
-----------------

     As of the date of this prospectus, we know of no legal proceedings to which we are a party or to which any of our property interests are subject, which are pending, threatened or contemplated, or of any unsatisfied judgments against us.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, each director and executive officer and all directors and executive officers as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to the shares. There are no pending or anticipated arrangements that may cause a change in control.

     Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if the person has or shares the power to vote or direct the voting, or dispose or direct the disposition, of the security. A person is deemed to beneficially own any security as to which the person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by the person, which includes the number of shares as to which the person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of that date plus the number of shares as to which the person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating the percentage may be different for each beneficial owner.

                                           Shares
     Name and Address                   Beneficially          Percent
     of Beneficial Owner                    Owned            of Class
     -------------------                ------------         --------

     Phil E. Ray                           300,000             42.5%
     6251 Ocaso Drive
     Castle Rock, Colorado 80108

     Ruth Daily                            300,000             42.5%
     8195 South Poplar Way, #201
     Centennial, Colorado 80112

     Alice Terry Ray                          -0-               0.0%
     6251 Ocaso Drive
     Castle Rock, Colorado 80108

     All Executive Officers and
     Directors as a Group (two
     persons)                              300,000             42.5%

     Applicable percentages are based upon 706,000 shares of common stock outstanding as of the date of this prospectus. Mr. Phil E. Ray serves as the sole member of our board of directors. Mr. Ray is our President and Ms. Ray is our Secretary.


                                   MANAGEMENT

Directors and Executive Officers
--------------------------------

     The following table and subsequent discussion contains information concerning our directors and executive officers, including their names, ages, term served and positions.

    Name              Age         Term Served                  Title
---------------       ---       ---------------        ----------------------
Phil E. Ray           68        Since inception        President and Director

Alice Terry Ray       61        Since inception        Secretary

     We consider Mr. and Ms. Ray to be our "promoters," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933.

General
-------

     Our board of directors is initially composed of one member, Mr. Phil E. Ray. Our directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The next annual shareholders' meeting is scheduled for March 2006. Our executive officers, including Mr. Ray, President, and Ms. Ray, Secretary, are elected by the board of directors and hold office until resignation or removal by the board.

Family Relationships
--------------------

     Mr. Phil E. and Ms. Alice Terry Ray are husband and wife.

Employment Agreements
---------------------

     We have no formal written employment agreement or other contract with our current executive officers, and there is no assurance that the services to be provided by them will be available for any specific length of time in the future. Each of Mr. Phil E. and Ms. Alice Terry Ray anticipates initially devoting not more than 20 to 30 hours per month of his or her available time to our affairs. If and when the business operations increase and a more extensive time commitment is needed, both Mr. and Ms. Ray are prepared to devote more time to our affairs. The terms of any full-time employment arrangements, including the amounts of compensation, would be determined if and when these arrangements become necessary.

Business Experience
-------------------

     Mr. Phil E. Ray has had experience in the management of public and non-public companies, including developing national marketing programs, advertising and publications, product development, investor relations, public securities offerings, corporate development, business plan preparation, financing strategies for developing companies and many other areas of corporate development and management. Mr. Ray has served as the President, a director and the sole shareholder of VentureVest Capital Corporation and American Business Services, Inc., two Denver, Colorado-based companies, since he founded the businesses in 1997. VentureVest Capital and American Business Services are engaged in business consulting in the areas of advertising, marketing, mergers and acquisitions and strategic planning, primarily, for companies preparing for an initial public securities offering or a private securities placement.

     Mr. Ray was Assistant Manager of Howlett Distributing in Las Vegas, Nevada, prior to founding his own advertising business in 1958. From 1958 until 1971, he served as owner and President of Advertising Productions of Nevada, Inc., an advertising service, and Phil E. Ray & Associates, a full-service advertising agency. Mr. Ray relocated to Colorado in 1971. In 1972, he founded and served as President and Chairman of the Board of Directors of Electromedics, Inc., a Colorado corporation specializing in medical products. Electromedics became a public company in 1974 through an initial public securities offering. Electromedics developed into a company with diversified medical, industrial and consumer products. Mr. Ray acquired the consumer products division of Electromedics in 1981, organized a new company and eventually merged that company with a public company to spend full time in business consulting and other ventures, including VentureVest Capital and American Business Services.

     Ms. Alice Terry Ray has served as the corporate secretary of a number of public and private corporations and the administrative assistant or secretary to presidents of several companies for many years. Since 1993, she has served as the Secretary of American Business Services, one of the business consulting companies owned by Mr. Ray. From 1995 to January 2004, she was employed as a senior administrator for Denver Reserve, Inc., a company in Littleton, Colorado, engaged in pre-tax benefit plans. Ms. Ray currently serves as President of a literary guild and she has served in various administrative positions in her community for many years. Ms. Ray attended the University of Nevada-Las Vegas, majoring in business administration, from 1963 to 1965.

Conflicts of Interest
---------------------

     Mr. Ray's current positions with American Business Services and VentureVest Capital and Ms. Ray's position as Secretary of American Business Services create potential conflicts of interest with regard to time and corporate opportunity. If Mr. and Ms. Ray are required to devote substantial amounts of time to the affairs of VentureVest Capital or American Business Services in excess of their current commitment levels, it could materially limit their ability to devote time to our affairs. Further, Mr. Ray may become aware of business opportunities that may be appropriate for presentation to American Business Services, VentureVest Capital and us. Because of these existing affiliations, Mr. Ray may have a fiduciary obligation to present potential business opportunities to those entities prior to presenting them to us, which could cause conflicts of interest. We cannot assure you that these conflicts would be resolved in our favor.

Executive Officer and Director Compensation
-------------------------------------------

     Neither of our executive officers has received any cash compensation for services performed for us. No compensation of any kind, including finder's and consulting fees, will be paid to either of our executive officers or any of their affiliates for any services until there is available revenue from operations. However, we will reimburse these individuals for any out-of-pocket expenses incurred in connection with activities on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

     We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and we have no intention of implementing any of these plans for the foreseeable future. In the future, we may offer stock options to employees, non-employee members of the board of directors and/or consultants; however, no options have been granted as of the date of this prospectus. It is possible that in the future we may establish life and health insurance for our executive officers and directors, but none has yet been granted. The provisions of these plans and benefits will be at the discretion of our board of directors.

     Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings.

Indemnification
---------------

     Our articles of incorporation contain provisions permitted under the general corporation law of Nevada relating to the liability of directors. The provisions eliminate a director's liability to shareholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Our articles of incorporation also contain provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the Nevada general corporation law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

     As permitted by Nevada law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. We have agreed, to the fullest extent permitted by applicable law, to indemnify all of our officers and directors. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                              CERTAIN TRANSACTIONS

     On February 25, 2005, we issued 300,000 shares of our common stock to Mr. Phil E. Ray for $1,500 in cash, or $0.005 per share.

     On February 25, 2005, we issued 300,000 shares of common stock to Ms. Ruth Daily for services performed in connection with the organization of Fresh Ideas Media. We valued the services at $1,500, or $0.005 per share.

     On March 14, 2005, we entered into a license agreement with Venitech, a company 50%-owned and controlled by Ms. Daily, for the exclusive right to use certain intellectual property relating to the products that we will be marketing through sub-licensees in certain states, including the business concept, trademarks, copyrighted materials, marketing and advertising methods, art and design concepts, forms and other intellectual property. Under the terms of the license agreement, we are obligated to pay Venitech a license fee of $30,000, of which the sum of $14,500 has been paid. The $15,500 balance of the license fee is payable from 20% of the sub-license fees we receive from the sale of sub-licenses. After the sum of $30,000 has been paid in full, we are obligated to pay Venitech 20% of the total sub-license fees we receive from the sale of sub-licenses during the term of the license agreement. The license agreement terminates on May 15, 2010, unless we elect to renew it for an additional three years under the terms provided for in the agreement.

     We contemplate that we may enter into certain transactions with our officers, directors and/or affiliates that may involve conflicts of interest in that they will not be arm's-length transactions.

                           MARKET FOR OUR COMMON STOCK

     There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if a market does develop, that it will continue.

     We intend to apply for listing on the OTC Bulletin Board as soon as we meet the listing requirements. There is no assurance that we will be granted a listing. To date, neither Fresh Ideas Media nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. We do not anticipate that any such negotiations, discussions or understandings will take place prior to the completion of this offering. We may employ consultants or advisors to obtain a market maker, but we have no intention of doing so at the present time.

     There are eight current holders of our 706,000 outstanding shares of common stock. We sold these shares in reliance upon the exemption from registration contained in Regulation D of the General Rules and Regulations under the Securities Act of 1933. The purchasers are either our executive officers and directors or sophisticated investors. Current shareholders will own approximately 41.4% of our outstanding shares of common stock upon completion of the offering for the sale of the maximum 1,000,000 shares being offered.

                              SELLING SHAREHOLDERS

     Of the 1,106,000 shares of common stock being offered by this prospectus, the selling shareholders are offering an aggregate of 106,000 shares of common stock. We issued the shares of common stock to the selling shareholders in a private placement pursuant to the exemption from registration under Regulation D of the General Rules and Regulations under the Securities Act of 1933. We believe that the selling shareholders have sole voting and investment power with respect to the shares owned. No selling shareholder has had any material relationship with us or is an affiliate of a broker-dealer.

     The table below indicates the name of each selling shareholder, the number and percentage of shares of common stock owned by the selling shareholder prior to this offering, the number of shares being offered for sale by the selling shareholder and the number of shares of common stock and the percentage of the total shares of common stock outstanding that will be held if all shares offered are sold.

                    Shares     Percentage                Shares     Percentage
   Name of          Owned        Owned       Shares      Owned        Owned
   Selling         Prior to     Prior to    Offered      After        After
 Shareholder       Offering     Offering    For Sale    Offering     Offering
--------------     --------    ---------    --------    --------    ----------
Darin Ray           22,000       0.031%      22,000         0          0.0%
Raine Thomson       16,000       0.023%      16,000         0          0.0%
W. Faye Starr       16,000       0.023%      16,000         0          0.0%
Brian Ray           20,000       0.028%      20,000         0          0.0%
Mike Hixon          16,000       0.023%      16,000         0          0.0%
Patrick Dunda       16,000       0.023%      16,000         0          0.0%

Selling
Shareholders
as a Group         106,000      15.014%     106,000         0          0.0%

     We are registering all of the shares of common stock owned by the selling shareholders and the selling shareholders are offering all of these shares for resale in the offering. Accordingly, assuming the selling shareholders sell all of the shares being registered, no selling shareholder will continue to own any shares of our common stock.

     The selling shareholders, or pledgees, assignees, donees, transferees or other successors in interest, may offer and sell any or all of the shares of common stock from time to time. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. The selling shareholders will act independently of us in making determinations with respect to the timing, manner and size of each offer or sale. These sales may be made on the trading market, if any, or any other stock exchange, market or trading facility on which the shares are traded or otherwise at prices and on terms then prevailing or at prices related to the then current market prices, or in negotiated transactions.

     The selling shareholders and any broker-dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any discounts, commissions or concessions received by any broker-dealers or agents, and any profits realized on the resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Because selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirement of the Securities Act. We will make copies of this prospectus available to the selling shareholders and inform them of the need to deliver a copy of this prospectus to each purchaser at or before the time of the sale. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders. In certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     The selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholders or any other person. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.

     We will pay certain fees and expenses incidental to the registration of the shares of common stock to be offered and sold to the public. We will not pay for, among other expenses, selling expenses, underwriting discounts or fees and expenses of counsel for the selling shareholders.


                              PLAN OF DISTRIBUTION

General
-------

     We are offering the right to subscribe for 1,000,000 shares of common stock at the offering price of $0.10 per share. Additionally, this prospectus relates to the resale by the selling shareholders of up to 106,000 shares of common stock. The plan of distribution for these shares is described above under "Selling Shareholders."

     As of the date of this prospectus, we have not retained, and we have no plans to retain, a broker-dealer in connection with the sale of the common stock in this offering. In the event that we retain a broker-dealer, which may be deemed an underwriter, we will file an amendment to the registration statement on file with the Securities and Exchange Commission of which this prospectus is a part. We propose to offer the shares directly in a self-underwritten offering, and no selling commissions or other compensation is to be paid to our executive officers in connection with the offer and sale of the shares. Accordingly, there is no commitment by any person to purchase any shares.

     Our executive officers and directors, including Mr. Phil E. and Ms. Alice Terry Ray, shall distribute prospectuses related to this offering. Mr. and Ms. Ray intend to distribute prospectuses to acquaintances, friends and business associates. We estimate that approximately 100 to 200 prospectuses will be distributed in this manner. Although Mr. and Ms. Ray are each an "associated person" of Fresh Ideas Media, as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons:

     (i) He or she is not subject to a "statutory disqualification," as that term is defined in Section 3(a)(39) of the Exchange Act, at the time he or she participates in the sale of our common stock;

     (ii) He or she will not be compensated for assisting in the sale of our common stock by the payment of a commission or other remuneration based, either directly or indirectly, on transactions in the common stock;

     (iii) He or she is not an associated person of a broker or dealer at the time he or she participates in the sale of our common stock; and

     (iv) He or she will restrict his or her participation to the following activities:

          (a) preparing any written communication or delivering the communication through the mail or other means that does not involve oral solicitation of a potential purchaser;

          (b) responding to inquiries of potential purchasers made in communications that they initiate; provided, however, that the content of the responses is limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; and

          (c) performing ministerial and clerical work involved in effectuating any transaction.

     There is no arrangement to escrow, impound or return any of the proceeds received from this offering and the funds will be immediately available for our use. Because there is no minimum purchase requirement, the shares of common stock purchased by any one investor may be the only shares sold in the offering. To the extent that we realize offering proceeds insufficient in amount to implement our business plan, the shares of common stock purchased by an investor in this offering may be deprived of any value.

     Our common stock currently is not quoted on any market and should be considered totally illiquid, which inhibits investors' ability to resell their shares. No market may ever develop for our common stock or, if developed, may not be sustained in the future. Neither Fresh Ideas Media nor anyone acting on our behalf, including our officers, directors, shareholders, promoters, affiliates and associates, will approach a market maker or take any steps to request or encourage the establishment of a market in our common stock until the completion of this offering. None of the foregoing persons has had a preliminary discussion or understanding with any market maker regarding the participation of the market maker in the future trading market, if any, for our common stock. We have no plans to engage in discussions with any market maker until this offering has concluded and we do not presently intend to use consultants to obtain a market maker(s).

     Once we meet the qualifications, if ever, we intend to apply for quotation of our common stock on the Over-the-Counter Bulletin Board. We plan to contract with a broker-dealer to file a Form 15c2-11 with NASD Regulation, Inc., in order to have our shares listed on the OTC Bulletin Board. No assurance can be given that a broker-dealer will contract with us or, if one does so, that NASD Regulation will approve our Form 15c2-11 and permit the common stock to be listed for trading on the OTC Bulletin Board. If our common stock is not quoted on the OTC Bulletin Board, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the shares. The over-the-counter market differs from national and regional stock exchanges in that:

     >> it operates through communication of bids, offers and confirmations among broker-dealers, not in a single location; and

     >> one or more broker-dealers in lieu of the "specialist" common stock exchanges offer the securities admitted for quotation.

     To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor a company listing.

     No member of management or anyone acting at his or her direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our shares subsequent to the completion of this offering. Our investors will make their own decisions whether to hold or sell their shares. We will not exercise any influence over these decisions.

Method of Subscribing

     You may subscribe by filling in and signing a subscription agreement and delivering it to us before the expiration date. The subscription price of $0.10 per share must be paid by check, bank draft or postal express money order payable in United States dollars to the order of "Fresh Ideas Media, Inc." Additionally, the subscription agreement permits us to reject a subscription, in whole or in part, for any reason within ten days after we receive the subscription agreement. We are conducting this offering as a self-underwriting with no minimum purchase requirement. Thus, the proceeds will be immediately available for our use and the shares of common stock purchased by any one investor may be the only shares sold in the offering.

     Our executive officers, and any of their affiliates or associates, may purchase a portion of the shares of common stock offered in this offering. The aggregate number of shares that these persons may purchase shall not exceed 20% of the number of shares sold in this offering. These purchases may be made only in order to close the minimum offering. Shares purchased by our executive officers will be acquired for investment purposes and not with a view toward distribution.

Expiration Date
---------------

     The offering will continue for a period of 180 days after the effective date of this prospectus and may be extended for an additional 180 days at the discretion of our management. Accordingly, this offering will expire 180 days from the date of this prospectus, unless our management, in its discretion, extends the offering for up to an additional 180 days. The offering will terminate prior to the expiration date only if all 1,000,000 shares of common stock are sold or we elect to terminate the offering.

Penny Stock Regulation
----------------------

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in these securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to these penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their shares. We have no public market for our stock and there is no assurance one will develop.


Blue Sky
--------

     Initially, our common stock may be sold only in the states of Colorado and Kentucky, where we will register shares of our common stock "by coordination" upon effectiveness of the registration statement we have filed with the Securities and Exchange Commission of which this prospectus forms a part, and the State of New York, where we will register as a dealer under section 359-e of the New York General Business Law. Except as provided below, purchasers of shares in this offering must be residents of these states.

     Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as the common stock offered by us and to be resold by selling shareholders under this prospectus. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are:
Alaska, Arizona, Arkansas, Colorado, Connecticut, Florida, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Florida, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after the registration statement of which this prospectus is a part is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

     Except for Kentucky, all of our shareholders currently reside in these states or outside of the United States. We will make appropriate filings in Kentucky, or comply with all secondary trading exemptions in that state, to permit sales of the common stock registered in this offering.

     We currently do not intend to, and we may not be able to, qualify our common stock for resale in other states that require shares to be qualified before they can be resold by our shareholders.


                            DESCRIPTION OF SECURITIES

     The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Description of Capital Stock
----------------------------

     Our authorized capital stock consists of 95,000,000 shares of common stock and 5,000,000 shares of preferred stock. The descriptions of our capital stock that appear below do not purport to be complete. Reference is made to our articles of incorporation and bylaws that are included as exhibits to the registration statement of which this prospectus is a part and that are available for inspection at our offices. Reference is also made to the applicable statutes of the State of Nevada for a more complete description concerning rights and liabilities of shareholders.

Description of Common Stock
---------------------------

     As of February 24, 2006, there were 706,000 shares of common stock issued and outstanding that are held of record by eight shareholders. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share on all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the preferred stock. All shares of our common stock issued and outstanding are fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

     Dividend Policy. Holders of outstanding shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors out of legally available funds, after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met. We have not paid any dividends on our common stock and we intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including our future earnings, capital requirements and financial condition. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state law. Under Nevada corporate law, no dividends or other distributions may be made that would render a company insolvent or reduce assets to less than the sum of liabilities, plus the amount needed to satisfy any outstanding liquidation preferences.

     Transfer Agent and Registrar. We intend to contract with a stock transfer company to act as the transfer agent and registrar for our common stock within the next one to six months.

Description of Preferred Stock
------------------------------

     Shares of preferred stock may be issued from time to time in one or more series as the board of directors may determine. The voting powers and preferences, the relative rights of each series and the qualifications, limitations and restrictions, of the preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that may be issued in the future. Issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, outstanding shares of common stock and could make removal of the board of directors more difficult. We have no shares of preferred stock outstanding. The board of directors has no plan to issue any shares of preferred stock for the foreseeable future unless the issuance of preferred stock is in our best interests.

Reports to Shareholders
-----------------------

     As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. All such reports will appear on Edgar for the benefit of anyone interested. We will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the Exchange Act. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer because of the fact that we have less than 500 shareholders. If we subsequently decide to cease filing reports, our securities can no longer be quoted on the OTC Bulletin Board. We will voluntarily send an annual report to shareholders containing audited financial statements.

                                     EXPERTS

     Miller and McCollom, of 4350 Wadsworth Boulevard, Suite 300, Wheat Ridge, Colorado 80033, an independent registered public accounting firm, have audited the financial statements of Fresh Ideas Media, for the periods and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     Cudd & Associates, of 18826 Pagentry Place, Monument Colorado 80132, will pass upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

                     Fresh Ideas Media, Inc. and Subsidiary

                                Table of Contents


      Report of Independent Registered Public Accounting Firm         F-2
      Consolidated Balance Sheet                                      F-3
      Consolidated Statement of Shareholders' Equity                  F-4
      Consolidated Statement of Income                                F-5
      Consolidated Statement of Cash Flows                            F-6
      Notes to Consolidated Financial Statements                      F-7-12

             Report of Independent Registered Public Accounting Firm


Board of Directors
Fresh Ideas Media, Inc.

     We have audited the accompanying consolidated balance sheet of Fresh Ideas Media, Inc. and Subsidiary as of November 30, 2005 and the related statements of operations, shareholders' equity, and cash flows for the period from February 18, 2005 (date of inception) to November 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fresh Ideas Media, Inc. and Subsidiary as of November 30, 2005 and the results of its operations, shareholders' equity, and its cash flows for the period from February 18, 2005 (date of inception) to November 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has a working capital deficit, which raises substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Miller and McCollom
------------------------------------
MILLER AND MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033

January 25, 2006

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)

                           Consolidated Balance Sheet
                                November 30, 2005


ASSETS

Current Assets

Cash and Cash Equivalents ......................................   $    9,000

Sub-license Accounts receivable - Current Portion ..............        3,500
Deferred License Expense - Current Portion .....................        5,714
                                                                   ----------

      Total current assets .....................................       18,214


Other Assets

Deferred License Expense .......................................       20,715
Sub-License Accounts Receivable ................................       12,000
                                                                   ----------

            Total assets .......................................       50,929
                                                                   ==========


Liabilities and shareholders' equity

  Commitments and Contingencies                                          --


Current liabilities


Note payable -  related party ..................................        8,000

Accrued interest - related party ...............................          267
License Account payable - related party
                                                                       15,500
Current Income Tax Payable .....................................          712
Deferred Income Tax Payable ....................................        2,910
                                                                   ----------

            Total current liabilities ..........................       27,389


Shareholders' equity

Preferred stock, par value $.001 per share. Authorized 5,000,000
   shares, none issued .........................................         --

Common stock, par value $.001 par value per share. Authorized
  95,000,000 shares; issued and outstanding 706,000 shares .....          706

Additional paid-in capital .....................................        7,594

Income accumulated during developmental stage ..................       15,240
                                                                   ----------

            Total shareholders' equity .........................       23,540
                                                                   ----------

            Total liabilities and shareholder's equity .........   $   50,929
                                                                   ==========

              The accompanying notes are an integral part of these
                              financial statements.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)

                 Consolidated Statement of Shareholders' Equity

                        For the period February 18, 2005
                  (date of inception) through November 30, 2005
                                                                                        Income
                                                                                      Accumulated
                                                                       Additional       During
                                                                          Paid        Development
                                           Shares         Amount       In Capital       Stage          Total
                                          --------       --------       --------       --------       --------

Balance, February 18, 2005 ............       --         $   --         $   --         $   --         $   --

Shares Issued for Services

February 25, 2005 .....................    300,000            300          1,200           --            1,500


Shares Issued for Cash

February, 2005 ........................    300,000            300          1,200           --            1,500

September, 2005 .......................     32,000             32          1,568           --            1,600

November, 2005 ........................     74,000             74          3,626           --            3,700
                                          --------       --------       --------       --------       --------


                                           706,000       $    706       $  7,594           --            8,300


Net income for period February 18, 2005
through November 30, 2005..............       --             --             --           15,240         15,240


Balance, November 30, 2005 ............    706,000       $    706       $  7,594         15,240         23,540


              The accompanying notes are an integral part of these
                              financial statements.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)

                        Consolidated Statement of Income

                        For the period February 18, 2005
                  (date of inception) through November 30, 2005


Revenues
   Sale of Licenses ............................................   $  30,000

Operating costs and expenses
   Advertising .................................................       1,371
   Administrative Expense ......................................       2,429
   Amortized License ...........................................       3,571
   Consulting services .........................................       2,000
   Common Stock Issued For Services to Related Party ...........       1,500


            Total operating costs and expenses .................      10,871
                                                                   =========
            Other Income (expenses)  from operations ...........      19,129
   Interest expense ............................................        (267)
                                                                   =========

            Income before income taxes .........................      18,862
   Income taxes ................................................        --
       Current .................................................         712
       Deferred ................................................       2,910



            Net Income .........................................   $  15,240
                                                                   =========

   Basic Income per share ......................................   $     .02
                                                                   =========

   Basic average shares outstanding ............................     612,740
                                                                   =========


              The accompanying notes are an integral part of these
                              financial statements.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)

                      Consolidated Statement of Cash Flows

                        For the period February 18, 2005
                  (date of inception) through November 30, 2005

Cash flows from operating activities

Net loss/profit ..................................................   $ 15,240

Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:


         Consulting services paid through issuance of common stock      1,500
   Changes in assets and liabilities

         Accounts receivable .....................................    (15,500)

         Deferred expenses .......................................    (26,429)

         Notes payable ...........................................     15,500

         Accrued interest ........................................        267

         Income taxes payable ....................................      3,622

   Net cash used by operating activities .........................     (5,800)



   Cash flows from financing activities

         Issuance of note ........................................      8,000

         Sale of Common ..........................................      6,800


               Net cash provided by financing ....................     14,800

   Net increase in cash and equivalents ..........................   $  9,000
   Cash and cash equivalents at beginning of year ................       --

   Cash and cash equivalents at end of year ......................   $  9,000

   Supplemental Cash Flow Disclosures:
       Interest paid .............................................       --
       Income taxes paid .........................................       --

   Non-cash Investing and Financing Activities:
       Stock issued for services .................................   $  1,500



              The accompanying notes are an integral part of these
                              financial statements.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)
                   Notes to Consolidated Financial Statements
                                November 30, 2005


Note 1 -- Organization and Summary of Significant Accounting Policies
=====================================================================

Organization
------------

The Company was incorporated on February 22, 2005 in the State of Nevada. The Company is in the development stage and its intent is to conduct business as an advertising and consulting company.


In February, 2005 the Company formed a subsidiary called Community Alliance, Inc. The Subsidiary was formed on February 22, 2005 as a Nevada corporation. On March 24, 2005, 100 shares of Community Alliance, Inc. were issued to Fresh Ideas Media, Inc. The total shares outstanding of Community Alliances, Inc. is the 100 shares of common stock issued to Fresh Ideas Media, Inc., thus making Community Alliance, Inc. a wholly owned subsidiary of Fresh Ideas Media, Inc. The 100 shares were issued as payment in full for the assignment of the License Agreement between Fresh Ideas Media, Inc. and Venitech, LLC. Fresh Ideas Media, Inc. acquired the right to sub-license the business model (take-home school folders) from Venitech, LLC. Fresh Ideas Media, Inc. then transferred the License to Community Alliance, Inc. Community Alliance, Inc. is now marketing the sub-licenses throughout the United States. As of November 30, 2005 the Company had sold 3 licenses for the Community Alliance business model. The Company also formed a subsidiary on September 1, 2005 called Our Best Wishes, Inc. for $200 in exchange for 100 shares. Our Best Wishes, Inc. has had no activity other than its formation.


The Company has chosen November 30, as a year-end and had little significant activity from inception to November 30, 2005.

All financials of Fresh Ideas Media, Inc. and Community Alliance, Inc. have been consolidated in the accompanying financial statements.

Principles of consolidation
---------------------------

The consolidated financial statements include the accounts of Fresh Ideas Media, Inc. and its wholly owned subsidiary. All intercompany transactions have been eliminated.

Basis of Presentation
---------------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net income for the period February 18, 2005 (date of inception) through November 30, 2005 of $15,240. The Company had a working capital deficit of $9,125. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company believes that it has access to sufficient cash and capital resources from related parties to operate and grow its business for the next 12 months.

Use of estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)
            Notes to Consolidated Financial Statements - (Continued)
                                November 30, 2005


Cash and cash equivalents
-------------------------

All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash. These short-term investments are stated at cost, which approximates fair value.

Concentration of Credit Risk
----------------------------

The Company sells licenses to companies or individuals. In some cases the licensee will pay cash for the full amount of the license fee and in other cases the licensee will pay an amount down and pay the balance over a period of time. The Company extends credit to the licensee based on an evaluation of the customer's financial condition, generally without collateral, other than the possibility of revoking the license if the licensee does not make the payments on time. Exposure to losses on receivables is principally dependent on each licensee's financial condition. The Company will monitor its exposure for credit losses and will maintain allowances for anticipated losses, as required. Since the Company is in its early stage, it is too early to tell what the percentage of payment of all licensees will be.

Property and equipment
----------------------

The company has no property or equipment at this time.

Revenue Recognition
-------------------

Revenues are recognized only when realized / realizable and earned, in accordance with GAAP. Advertising revenues are recognized when the underlying advertisements are published, defined as the issuer's on-sale date.

In December 1999, the Securities and Exchange Commission issued Bulletin No. 101 ("SAB 101"). SAB 101 provides guidance on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The implementation of SAB 101 did not have an impact on the Company's operating results.

Advertising expenses
--------------------

Advertising costs are expensed when incurred. The total advertising expenses included in the Consolidated Statement are $1,371.

Stock Based Compensation
------------------------

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)
            Notes to Consolidated Financial Statements - (Continued)
                                November 30, 2005


Income taxes
------------

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is currently filing its income tax returns on the cash basis.

Earnings (loss) per share
-------------------------

Basic earnings per share are computed using the weighted average number of actual common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that would occur from the exercise of the conversion options of the debentures.

Reporting on the costs of start-up activities
---------------------------------------------

Statement of Position 98-5 "Reporting on the Costs of Start-up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.

Special-purpose entities
------------------------

The Company does not have any off-balance sheet financing activities.


Note 2 - Development Stage Company
===================================

Based upon the Company's business plan, it is a development stage enterprise. The Company is currently devoting most of its efforts toward raising capital, developing business and marketing strategies, and seeking territorial sub-licenses.

Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the income accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)
            Notes to Consolidated Financial Statements - (Continued)
                                November 30, 2005


Note 3 -- Related Party Transactions
====================================

In February 2005, the Company sold 300,000 shares of common stock to Phil E. Ray, an officer and director of the Company, for an amount of $1,500.

In February 2005, the Company issued 300,000 shares of common stock to Ruth Daily for services rendered to the Company of which the Company valued the 300,000 shares at $1,500.

On March 14, 2005, the Company entered into a License Agreement with Venitech, LLC, a Colorado limited liability company. The Licensing Agreement involved the licensing of a certain business concept to the Company and required, among other things, the initial payment of $30,000 to Venitech, LLC under certain terms, and the ongoing payment to Venitech, LLC of a percentage of Sub-licenses sold by the Company in the future. Ruth Daily, a 42% shareholder of the Company, is a Managing Director and a 50%-owner of Venitech, LLC.

On April 1, 2005, the Company issued a Promissory Note in the amount of $8,000 to American Business Services, Inc., a company owned by the Company's president, Phil E. Ray. The Promissory Note is at an interest rate of 5% annually and the full amount of the note and accrued interest is due on April 1, 2006 and can be renewed for a period of 3 years, with interest being paid on the anniversary date of the note. As of the date of these financial statements, November 30, 2005, the accrued interest on the note was $267.


Note 4 -- Commitments
=====================

Currently, the Company's President provides office space at no charge. In the future the Company intends to lease office space as needed.


Note 5 -- Segment Information
=============================

Fresh Ideas Media, Inc. has determined that it has one reportable segment, the sale of licenses for the Community Alliance business model.


Note 6 -- Recently issued accounting pronouncements
===================================================

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB. The disclosure requirements are effective only for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4" ("SFAS No. 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)
            Notes to Consolidated Financial Statements - (Continued)
                                November 30, 2005


and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No.153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No.153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No.153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. This pronouncement is effective for the Company, a small business issuer, as of the first interior annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

                     Fresh Ideas Media, Inc. and Subsidiary
                       (A Developmental Stage Enterprise)
            Notes to Consolidated Financial Statements - (Continued)
                                November 30, 2005


In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No.121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.


Note 7 -- Common Stock
======================

As indicated in Note 3, the Company issued 300,000 shares to each of two persons, one of whom is an officer and director, for cash and services. The stock issued to the two individuals comprises approximately 85% of its stock outstanding and was issued on a basis of $0.005 per share.

During September and November, the Company issued 106,000 under a private placement at $0.05 per share to six individuals, totaling $5,300.


Note 8 - Income Taxes
=====================

The Company is subject to Federal and State income taxes and is currently filing using the cash basis of accounting. The current taxes payable at November 30, 2005 are $712 and deferred income taxes payable are $2,910.

A reconciliation of U.S. statutory Federal income tax rate to the effective rate is as follows for the period ending November 30, 2005:


     U.S. statutory Federal rate .............................      15.00%


     State income tax rate net of Federal tax benefit ........       4.11%
                                                                    ------


     Effective rate ..........................................      19.11%
                                                                    ------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Article XI of our articles of incorporation includes provisions to indemnify, to the fullest extent permitted by applicable law in effect from time to time and to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as the provision is legally permissible, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees and costs of litigation) incurred by reason of the fact that the person is or was a director or officer or, while serving as a director or officer, the person is or was serving at our request as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers, directors or controlling persons pursuant to the foregoing, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     Article X of our articles of incorporation provides for the elimination of directors' liability for monetary damages for certain breaches of their fiduciary duties to us and our shareholders as permitted by Nevada law.

     At present, there is no pending litigation or proceeding involving a director or officer of Fresh Ideas Media as to which indemnification is being sought.

     Sections 78.7502 and 78.751 of the Nevada Revised Statutes, as amended, provide for the indemnification of the officers, directors and controlling persons of a corporation as follows:

     NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit proceeding by judgement, order, settlement, conviction or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for SUCH expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

     1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a)  By the shareholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


Item 25.  Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the estimated expenses to be incurred in connection with this registration statement and the distribution of the shares of common stock being registered. All of the above items except the Securities and Exchange Commission registration are estimates. We will pay all of these expenses.


  Securities and Exchange Commission registration fee...............  $    12

  Legal fees and expenses (including Blue Sky services
    and expenses)...................................................   11,000

  Accounting fees and expenses......................................    2,500

  Printing and engraving expenses...................................    1,000

  Miscellaneous expenses*...........................................      500
                                                                      -------

  TOTAL.............................................................  $15,012

-------------------
     * Miscellaneous expenses include the reimbursement of our existing shareholders for out-of-pocket expenses incurred in connection with the offering.


Item 26.  Recent Sales of Unregistered Securities.

     Set forth below is information regarding unregistered securities that we have sold since the date of our inception on February 22, 2005. In our opinion, the issuances and sales of shares of our common stock described below were exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. In each transaction, the recipient of the shares represented his or her intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the shares, and appropriate legends were affixed to the stock certificates issued in the transactions. The recipients had an opportunity to ask questions about us and had adequate access to information about us. No sales of shares of common stock involved the use of an underwriter.

     On February 25, 2005, we issued 300,000 shares of common stock to Mr. Phil Ray at a price of $1,500, or $0.005 per share. On February 25, 2005, we issued 300,000 shares of common stock to Ms. Ruth Daily for services rendered by her in connection with our organization valued at $1,500, or $0.005 per share.

     The issuance and sale of the shares of common stock in the transactions described below were exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2), Section 4(6) or Regulation D under the Securities Act as a transaction by an issuer not involving any public offering. Each of the subscribers represented his or her intention to acquire the shares of common stock for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution of the common stock, and appropriate legends were affixed to the certificates in the transactions. Each subscriber had the opportunity to ask questions of and receive answers from our management. In addition, each subscriber had access to information enabling him or her to evaluate the merits and risks of the transaction on the date of sale. Furthermore, each of the subscribers had a pre-existing personal and/or business relationship with our management and, by reason of his or her business and financial experience, had the capacity to protect his or her own interests in connection with the investment decision.

         Number of
         Shares of
     Common Stock Sold  Purchaser        Date of Sale   Consideration
     ----------------- -------------     ------------   --------------
       22,000 shares   Darin Ray         11/9/05        $1,100 in cash
       20,000 shares   Brian Ray         11/17/05       $1,000 in cash
       16,000 shares   Raine Thomson     9/16/05        $800 in cash
       16,000 shares   Mike Hixon        11/22/05       $800 in cash
       16,000 shares   Patrick Dunda     11/19/05       $800 in cash
       16,000 shares   W. Faye Starr     9/16/05        $800 in cash


Item 27.  Exhibits.

     The exhibits described in the following index of exhibits are filed as a part of this registration statement on Form SB-2, as follows:


 Item
Number                            Description
------   ---------------------------------------------------------------------
 3.0     Articles of Incorporation of Fresh Ideas Media, Inc., filed
         February 16, 2005.

 3.1     Bylaws of Fresh Ideas Media, Inc.

 3.2 Articles of Incorporation of Community Alliance, Inc., filed February 22, 2005.

 3.3     Bylaws of Community Alliance, Inc.

 3.4     Articles of Incorporation of Our Best Wishes, Inc., filed
         September 1, 2005.

 3.5     Bylaws of Our Best Wishes, Inc.

 4.0     Form of stock certificate.

 5.0     Opinion and consent of Cudd & Associates.

 10.0 License Agreement dated March 14, 2005, between Venitech, LLC, and Fresh Ideas Media, Inc.

 10.1 Permission for Assignment of License Agreement dated March 24, 2005, from Venitech, LLC.

 10.2 Assignment of License Agreement dated March 24, 2005, between Fresh Ideas Media, Inc, and Community Alliance, Inc.

 10.3 Promissory Note dated April 1, 2005, in the principal amount of $8,000 payable by American Business Services, Inc., as the maker, to Fresh Ideas Media, Inc., as the holder.

 10.4 License Agreement dated July 24, 2005, between Fresh Ideas Media, Inc., and CTN Enterprises.

 10.5 License Agreement dated November 1, 2005, between Fresh Ideas Media, Inc., and Ms. Robyn S. Foster.

 10.6 License Agreement dated November 28, 2005, between Fresh Ideas Media, Inc., and Ms. Rachelle Hagerty.

 23.1 Consent of Miller and McCollom, Independent Registered Public Accounting Firm.

 23.2    Consent of Cudd & Associates (included in Exhibit 5.0 hereto).

Item 28.  Undertakings.

     The undersigned registrant hereby undertakes to:

     1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          b. Reflect in the prospectus any facts or events that, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          c. Include any additional or changed material information on the plan of distribution.

     2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     4) Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to our articles of incorporation or provisions of Nevada law, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     (f) For the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Castle Rock, State of Colorado, on March 1, 2006.

                                        FRESH IDEAS MEDIA,  INC.
                                        (Registrant)


Date:  March 1, 2006                    By: /s/ Phil E. Ray
                                           --------------------------------
                                           Phil E. Ray, President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Date:  March 1, 2006                    /s/ Phil E. Ray
                                        -----------------------------------
                                        Phil E. Ray, President and Director
                                        (Principal Executive, Financial and
                                        Accounting Officer)

                                  EXHIBIT INDEX

     The exhibits described in the following index of exhibits are filed as a part of this registration statement on Form SB-2, as follows:

 Item
Number                            Description
------   ---------------------------------------------------------------------
 3.0     Articles of Incorporation of Fresh Ideas Media, Inc., filed
         February 16, 2005.

 3.1     Bylaws of Fresh Ideas Media, Inc.

 3.2 Articles of Incorporation of Community Alliance, Inc., filed February 22, 2005.

 3.3     Bylaws of Community Alliance, Inc.

 3.4     Articles of Incorporation of Our Best Wishes, Inc., filed
         September 1, 2005.

 3.5     Bylaws of Our Best Wishes, Inc.

 4.0     Form of stock certificate.

 5.0     Opinion and consent of Cudd & Associates.

 10.0 License Agreement dated March 14, 2005, between Venitech, LLC, and Fresh Ideas Media, Inc.

 10.1 Permission for Assignment of License Agreement dated March 24, 2005, from Venitech, LLC.

 10.2 Assignment of License Agreement dated March 24, 2005, between Fresh Ideas Media, Inc, and Community Alliance, Inc.

 10.3 Promissory Note dated April 1, 2005, in the principal amount of $8,000 payable by American Business Services, Inc., as the maker, to Fresh Ideas Media, Inc., as the holder.

 10.4 License Agreement dated July 24, 2005, between Fresh Ideas Media, Inc., and CTN Enterprises.

 10.5 License Agreement dated November 1, 2005, between Fresh Ideas Media, Inc., and Ms. Robyn S. Foster.

 10.6 License Agreement dated November 28, 2005, between Fresh Ideas Media, Inc., and Ms. Rachelle Hagerty.

 23.1 Consent of Miller and McCollom, Independent Registered Public Accounting Firm.

 23.2    Consent of Cudd & Associates (included in Exhibit 5.0 hereto).